Exhibit 10.1

Execution Version

SUPPLEMENTAL INDENTURE NO. 1, dated as of April 23, 2013 (this “Supplemental Indenture”), between Locust Street Funding LLC, a Delaware limited liability company (the “Issuer”), and Citibank, N.A., a national banking association, organized and existing under the laws of United States of America, as trustee (the “Trustee”), to the Amended and Restated Indenture, dated as of September 26, 2012, between the Issuer and the Trustee (as amended, supplemented and modified from time to time, the “Indenture”).

WHEREAS, pursuant to Article VIII of the Indenture and subject to certain conditions stated therein, the Issuer and the Trustee may enter into a supplemental indenture in order to amend the Indenture;

WHEREAS, the Issuer desires to enter into this Supplemental Indenture to effect certain amendments, as set forth herein;

WHEREAS, with the consent of not less than a Majority of the Controlling Class and satisfaction of the S&P Rating Condition, the Issuer and the Trustee at any time and from time to time may enter into one or more supplemental indentures for the purpose of amending, modifying or waiving any provision of the Indenture;

WHEREAS, all the other requirements set forth in Article VIII of the Indenture with respect to the execution of this Supplemental Indenture have been satisfied or waived; and

WHEREAS, the Issuer desires to amend the Indenture in accordance with the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing premises, the parties mutually agree as follows for the benefit of each other and for the benefit of the Noteholders:

PART I

Definitions

PART 1.1 Defined Terms. Terms for which meanings are provided in the Indenture are, unless otherwise defined herein or the context otherwise requires, used in this Supplemental Indenture with such meanings.

PART II

Amendments to Indenture

PART 2.1 Amendments to Section 1.1.

(a)	The definition of “Aggregate Excess Funded Spread” contained in Section 1.1 of the Indenture is hereby amended by replacing the number “$1,320,000,000” at the end of such definition with the number “$1,791,500,000”.

(b)	The definition of “Asset Transfer Agreement” contained in Section 1.1 of the Indenture is hereby deleted and replaced with the following:

““Asset Transfer Agreement”: The Amended and Restated Asset Transfer Agreement dated as of the Second Amendment Date, between FS Investment Corporation and the Issuer, as amended from time to time.”

(c)	The definition of “Class A Interest Coverage Test” contained in Section 1.1 of the Indenture is hereby deleted and replaced with the following:

“Class A Interest Coverage Test”: A test satisfied (i) as of any Determination Date immediately prior to the January 2014 Payment Date if the Class A Interest Coverage Ratio is equal to or greater than 100%; and (ii) as of any subsequent Measurement Date if the Class A Interest Coverage Ratio is equal to or greater than 150%.”

(d)	The definition of “Class A Maximum Principal Amount” contained in Section 1.1 of the Indenture is hereby amended by replacing the number “$840,000,000” at the end of such definition with the number “$1,140,000,000”.

(e)	The definition of “Concentration Limitations” contained in Section 1.1 of the Indenture is hereby amended by replacing the number “0.0%” in clause (vii) pertaining to the Concentration Limitation of DIP Loans with the number “≤5.0%”.

(f)	The definition of “Current Pay Obligation” contained in Section 1.1 of the Indenture is hereby deleted and replaced with the following:

““Current Pay Obligation”: Any Collateral Obligation (other than a DIP Loan) that (a) would otherwise be a Defaulted Obligation but for the exclusion of Current Pay Obligations from clauses (ii), (iii), (iv) and (v) of the definition of Defaulted Obligation; (b) (i) if the issuer of such Collateral Obligation is subject to a bankruptcy proceeding, a bankruptcy court has directed the issuer to make adequate protection payments to the holders of such Collateral Obligation and no such adequate protection payments that are due and payable are unpaid and (ii) otherwise, no payments, including interest payments or scheduled principal payments, are due and payable that are unpaid; and (c) satisfies the S&P Additional Current Pay Criteria; provided, however, that to the extent the Aggregate Principal Amount of all Collateral Obligations that would otherwise be Current Pay Obligations exceeds 5.0% in Aggregate Principal Amount of the Collateral Portfolio, such excess over 5.0% will constitute Defaulted Obligations; provided, further, that in determining which of the Collateral Obligations will be included in such excess, the Collateral Obligations with the lowest Market Value (expressed as a percentage of par) will be deemed to constitute such excess (to the extent of such excess).”

(g)	The definition of “Defaulted Obligation” contained in Section 1.1 of the Indenture is hereby amended by:

(i) deleting the listed items in clause (v), (vi) and (vii) of the first paragraph thereof and replacing such items with the following:

“(v) such Collateral Obligation is a Participation and the related Selling Institution fails to make payments to the Issuer in accordance with the terms of such Participation beyond the Cure Period; or

(vi) such Collateral Obligation is a Deferring Obligation.”; and

(ii) adding the following sentence at the end of such definition:

“Notwithstanding anything herein to the contrary, a Collateral Obligation shall not constitute a Defaulted Obligation (a) pursuant to any of clauses (ii), (iii), (iv) and (v) if such Collateral Obligation is a Current Pay Obligation or (b) pursuant to any of clauses (ii), (iii) and (iv) if such Collateral Obligation (or, in the case of a Participation, the underlying Senior Secured Loan, Second Lien Loan, Senior Unsecured Loan or Subordinated Loan) is a DIP Loan (other than a DIP Loan that is rated “CC” (or lower) or “SD” by S&P or “D” or “LD” by Moody’s).”

(h)	The definition of “Discount Obligation” contained in Section 1.1 of the Indenture is hereby amended by adding the following language at the end thereof:

“; provided, that such Collateral Obligation will cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of par) of such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation equals or exceeds 90%.”

(i)	The following definitions are hereby inserted immediately after the definition of “Discount Obligation”:

““Distressed Exchange”: In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Collateral Manager, pursuant to which the issuer or obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or package of securities or obligations that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Collateral Obligation avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring satisfy the definition of “Collateral Obligation”.

“Distressed Exchange Offer”: With respect to any Collateral Obligation, the occurrence of an offer to pursue a Distressed Exchange has been contractually authorized but the Distressed Exchange has not yet occurred.”

(j)	The definition of “Non-Call Period” contained in Section 1.1 of the Indenture is hereby amended by replacing the words “October 2014” at the end of such definition with the words “April 2015”.

(k)	The definition of “Reinvestment Period” contained in Section 1.1 of the Indenture is hereby amended by replacing the words “October 2016” in clause (i) of such definition with the words “April 2017”.

(l)	The definition of “Reinvestment Target Par Balance” contained in Section 1.1 of the Indenture is hereby amended by replacing the number “$1,320,000,000” in clause (i) of such definition with the number “$1,791,500,000”.

(m)	The following definition is hereby inserted immediately after the definition of “S&P”:

““S&P Additional Current Pay Criteria”: Criteria satisfied with respect to any Collateral Obligation (other than a DIP Loan) if either (i)(A) the issuer of such Collateral Obligation has made a Distressed Exchange Offer with respect to such Collateral Obligation or such Collateral Obligation ranks equal to or higher in priority than another obligation of such issuer that is subject to a distressed exchange offer by such issuer, (B) in the case of a Distressed Exchange Offer that is a repurchase of debt for cash, the repurchased debt will be extinguished and (C) the Issuer does not hold any obligation of the issuer making the Distressed Exchange Offer that ranks lower in priority than the obligation subject to the Distressed Exchange Offer, or (ii) such Collateral Debt Obligation has a Market Value of at least 80% of its par value.”

(n)	The definition of “S&P Rating” contained in Section 1.1 of the Indenture is hereby deleted and replaced with the following:

““S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i) (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer, provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition; provided, that private ratings may be used for this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating if such rating is higher than “BB+”, and shall be two sub-categories above such rating if such rating is “BB+” or lower;

(ii) with respect to any Collateral Obligation that is a DIP Loan, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P;

(iii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (d) below:

(a) if the Collateral Obligation is not a DIP Loan and has a published rating by Moody’s, then the S&P Rating will be determined in accordance with such published Moody’s rating except that the S&P Rating of such Collateral Obligation will be (1) one sub-category below the S&P equivalent of the Moody’s rating if such published Moody’s rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s rating if such published Moody’s rating is “Ba1” or lower;

(b) other than with respect to a DIP Loan, the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that if such 90-day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation shall be “CCC-”; provided, further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided, further, that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with the terms of Section 7.25(b), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided, further, that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.25(b)) on each 12-month anniversary thereafter;

(c) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; or

(d) if such Collateral Obligation is not rated by Moody’s but a security with a pari passu ranking (a “parallel security”) has a published rating (and not a credit estimate) by Moody’s then the S&P Rating of such pari passu ranking parallel security will be determined in accordance with the methodology set forth in subclause (a) above, as applicable, and such rating will be used for such Collateral Obligation; or

(iv) with respect to a DIP Loan that has no issue rating by S&P, the S&P Rating of such DIP Loan will be, at the election of the Issuer (at the direction of the Collateral Manager), “CCC-” or the S&P Rating determined pursuant to clause (iii)(b) above (determined without regard to the phrase “other than with respect to a DIP Loan” at the beginning thereof);

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.”

(o)	The definition of “Second Effective Date” contained in Section 1.1 of the Indenture is hereby amended by (a) replacing the words “April 15, 2013” in the first line of such definition with the words “October 15, 2013”, and (b) replacing the number “$1,320,000,000” immediately before the proviso in such definition with the number “$1,791,500,000”.

(p)	The definition of “Stated Maturity” contained in Section 1.1 of the Indenture is hereby amended by replacing the words “October 2023” at the end of such definition with the words “April 2024”.

(q)	The following definition is hereby inserted immediately after the definition of “Tax Event”:

““Third Amendment Date” means April 23, 2013.”

(r)	The definition of “Weighted Average Life Test” contained in Section 1.1 of the Indenture is hereby amended by replacing the words “October 15, 2020” at the end of such definition with the words “April 15, 2021”.

PART 2.2 Amendment to Section 1.2. Section 1.2 of the Indenture is hereby amended by adding the following clause (e) at the end thereof:

“(e) For purposes of calculating the Collateral Quality Tests, DIP Loans will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.”

PART 2.3 Amendment to Section 2.3. Section 2.3 of the Indenture is hereby amended by (i) replacing the number “$840,000,000” in the first and second paragraphs with the number “$1,140,000,000”, and (ii) replacing the words “October 15, 2023” in the second paragraph with the words “April 15, 2024”.

PART 2.4 Amendment to Section 2.13. Section 2.13 of the Indenture is hereby deleted and replaced with the following:

“Section 2.13 Increases on the Class A Notes.

(a) The Class A Notes will be issued on the Closing Date in initial aggregate principal amounts equal to the Class A Initial Principal Amount and may be increased from time to time up to the Class A Maximum Principal Amount subject to the terms and conditions herein. The Registrar will make a record of any such increase in principal amount of the Class A Notes in the Register.

(b) After the Closing Date and up to and including the Payment Date occurring in October 2013, the aggregate outstanding principal amount of the Class A Notes may be increased up to the Class A Maximum Principal Amount (each such increase referred to as an “Increase”), in connection with the acquisition of Collateral Obligations permitted to be acquired hereunder or to be retained by the Issuer in anticipation of such acquisition; provided that an Issuer Order from the Collateral Manager substantially in the form of Exhibit G (an “Increase Request”) is delivered by, or on behalf of, the Issuer and received by the Trustee. Notwithstanding the foregoing, the Issuer (or the Collateral Manager on its behalf) shall not submit an Increase Request, and no such requested Increase may occur, if the Increase requested thereby will cause the quotient of the Aggregate Outstanding Amount of the Class A Notes divided by Class A Par Value Numerator to exceed 63.6338%.

(c) The aggregate outstanding principal amount of the Class A Notes may be increased on any Business Day pursuant to subsection (b) above, only upon satisfaction of each of the following conditions with respect to each proposed Increase:

(i) The aggregate outstanding principal amount of the Rule 144A Global Class A Notes may be increased no more than six times during the period from and excluding the Closing Date to and excluding the First Amendment Date. The aggregate outstanding principal amount of the Rule 144A Global Class A Notes shall be increased in any number of times on or after the First Amendment Date; provided, that the aggregate principal amount of all Increases during the period from the First Amendment Date through the Payment Date occurring in April 2012 shall not, in the aggregate, be less than $70,000,000.

(ii) The aggregate principal amount of any Increase on or prior to the Second Effective Date shall be in a minimum amount of $40,000,000 (and in integral multiple of $50,000 in excess thereof), unless the remaining aggregate principal amount of the Class A Notes available for an Increase is less than such minimum amount, then in the entire available amount of the Class A Notes.

(iii) No Event of Default has occurred and is continuing.

(iv) After giving effect to such Increase, the principal amount of each Class A Note shall not exceed the Class A Maximum Principal Amount.

(v) The Trustee shall have received an Increase Request substantially in the form of Exhibit G (i) specifying the aggregate principal amount of the Increase to be applied to each Class A Note and the effective date of such Increase and (ii) certifying that all conditions precedent to such Increase on such Business Day have been satisfied.

(vi) The prior written consent of the Majority of the Controlling Class with respect to such Increase has been provided to the Issuer.

(vii) Notwithstanding anything herein to the contrary, if on the Payment Date occurring in October 2013 the aggregate outstanding principal amount of the Class A Notes is less than the Class A Maximum Principal Amount of the Class A Notes, the Issuer (or the Collateral Manager on behalf of the Issuer) shall request from the respective Holders of the Class A Notes an Increase in an amount equal to such remaining principal amount of the Class A Notes and thereafter, no further Increases shall be made hereunder.

(d) Upon receipt of the cash proceeds of such Increase by or on behalf of the Issuer, the Trustee shall deposit such proceeds in the Principal Collection Account and shall instruct the Registrar to make appropriate notations on the Register or on its books and records of the amount of such adjustment to the outstanding principal amounts of each of the Class A Notes as specified in the Increase Request delivered to the Trustee in connection with an Increase, and the Issuer hereby authorizes the Trustee to make such notations on the Register and on its books and records as aforesaid. Further, in accordance with DTC’s procedures, the Trustee, as Registrar, will credit or cause to be credited to the account of the relevant Holder a principal amount of such Class A Note equal to such Increase.

(e) Notwithstanding the foregoing, or any other provision of this Indenture (including without limitation Article XI), the Issuer, at the option of the Equity Owner, shall have the right to direct the Trustee (such direction to be given no later than the Business Day immediately following the receipt of the cash proceeds of the final Increase such that the Outstanding Principal Amount of the Class A Notes equals the Class A Maximum Principal Amount) to make a cash distribution from the cash proceeds of such Increase to the Equity Owner but only if, and only to the extent that, after giving effect to such cash distribution, (A) the Class A Par Value Numerator minus the Aggregate Outstanding Amount of the Class A Notes shall not fall below $651,500,000, and (B) the aggregate Adjusted Collateral Amount of the Collateral, minus the Aggregate Outstanding Amount of the Class A Notes shall not fall below $625,000,000; provided, for purposes of these calculations, any Collateral Obligation that was a Defaulted Obligation on the Third Amendment Date shall be deemed to have a Principal Balance of zero unless such Collateral Obligation ceases to meet the definition of a Defaulted Obligation prior to the Second Effective Date.

(f) For the avoidance of doubt, any Increase of the aggregate outstanding principal amount of the Class A Notes up to and including the Class A Maximum Principal Amount shall not require satisfaction of the terms of Section 2.14 or Section 3.5 so long as the terms of such Sections shall be met on the Third Amendment Date.”

PART 2.5 Amendment to Section 2.14(a). Section 2.14(a) of the Indenture is hereby amended by replacing the phrase “that are fully subordinated to the existing” with the phrase “or additional”.

PART 2.6 Amendment to Section 3.5(a). Subclause (viii) of Section 3.5(a) of the Indenture is hereby amended by replacing the phrase “An Opinion of Counsel and Officer’s Certificate of the Issuer delivered to the Trustee stating that the foregoing conditions (i) through (vii) have been satisfied” with the phrase “(a) An Officer’s Certificate of the Issuer delivered to the Trustee stating that the foregoing conditions (i) through (vii) have been satisfied, (b) an Opinion of Counsel of the Issuer delivered to the Trustee stating (x) that the foregoing conditions (i) through (vii) have been satisfied and (y) (1) that the Issuer’s additional issuance and execution of any revised documentation has been duly authorized by all necessary corporate action of the Issuer and duly executed by the Issuer; (2) that no authorization, approval or consent of any governmental body or other entity is required for the valid issuance of such additional notes or execution of any revised documentation that have not been obtained on or prior to the date of such additional issuance, and (3) that the obligations of the additional notes and all transaction documents relating thereto are valid obligations of the Issuer, enforceable against the Issuer in accordance with its respective terms, and (c) to the extent any additional issuance requires an amendment or other revision to the Collateral Management Agreement or other document to which the Collateral Manager is a party, an Opinion of Counsel of the Collateral Manager delivered to the Trustee stating (1) that the Collateral Manager’s execution of any such amended or revised documentation has been duly authorized by all necessary corporate action of the Collateral Manager and duly executed by the Collateral Manager; (2) that no authorization, approval or consent of any governmental body or other entity is required for the execution of any amended or revised documentation that have not been obtained on or prior to the date of such amendment or revision, and (3) that the obligations of the Collateral Manager pursuant to such amended or revised documentation are valid obligations of the Collateral Manager, enforceable against the Collateral Manager in accordance with its respective terms”.

PART 2.7 Amendment to Section 7.25(a). Section 7.25(a) of the Indenture is hereby amended by replacing the phrase “on or before September 26th in each year commencing in 2013” with the phrase “on or before April 23rd in each year commencing in 2014”.

PART 2.8 Amendment to Section 11.1(a). Subclause (A)(iii) of Section 11.1(a) of the Indenture is hereby amended by replacing the number “$325,000” at the end of such subclause with the number “$400,000”.

PART 2.9 Amendment to Section 11.1(d). Section 11.1(d) of the Indenture is hereby amended by replacing the number “$325,000” in such Section with the number “$400,000”.

PART III

Conditions Precedent

PART 3.1 This Supplemental Indenture shall become effective as of the date first written above upon satisfaction of the following conditions precedent:

(a) execution and delivery of this Supplemental Indenture by the parties hereto;

(b) waiver of the fifteen (15) Business Day notice period described in Section 8.1 of the Indenture by the Noteholders and the Collateral Manager, as evidenced by their execution and delivery of their signature pages attached hereto;

(c) receipt by the Trustee of written consent to the substance of this Supplemental Indenture from a Majority of the Controlling Class as evidenced by its execution and delivery of its signature page attached hereto;

(d) satisfaction of the S&P Rating Condition;

(e) delivery to and receipt by the Trustee of the Opinion of Counsel required pursuant to Section 8.2 of the Indenture; and

(f) the cancellation of the existing Class A Note and issuance of a new Class A Note with the Class A Maximum Principal Amount as amended by this Amendment.

PART IV

Miscellaneous

PART 4.1 Governing Law. This Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein without regard to conflict of laws principles that would apply the law of a jurisdiction other than the laws of the State of New York.

PART 4.2 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Class A Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

PART 4.3 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. Delivery by facsimile or other electronic means of an executed signature page of this Supplemental Indenture shall be effective as delivery of an executed counterpart hereof.

PART 4.4 Execution, Delivery and Validity. The Issuer represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

PART 4.5 Acceptance by Trustee. The Trustee accepts the amendment to the Indenture as set forth in this Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions set forth in the Indenture, as amended and supplemented hereby.

PART 4.6 Binding Effect. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

PART 4.7 Concerning the Trustee. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity, execution, or sufficiency of this Supplemental Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder). In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

PART 4.8 Consent and Waiver. The Noteholders and the Collateral Manager hereby waive the 15 Business Day notice of this Supplemental Indenture as required by Section 8.1 of the Indenture. The Majority of the Controlling Class hereby consents to the terms and conditions of this Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LOCUST STREET FUNDING LLC, as Issuer

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice President

CITIBANK, N.A., as Trustee

By:	/s/ Thomas J. Varcados
	Name:	Thomas J. Varcados
	Title:	Vice President

Agreed and Consented to by:

JPMORGAN CHASE BANK, N.A., as Majority of the Controlling Class and sole Noteholder

By:	/s/ Louis J. Cerrotta
Name:	Louis J. Cerrotta
Title:	ED

Agreed and Consented to by:

FS INVESTMENT CORPORATION, as Collateral Manager

By:	/s/ Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	President

Consented to by:

VIRTUS GROUP LP, as Collateral Administrator

By:	/s/ Joseph Elston
Name:	Joseph Elston
Title:	Partner